CONTACT:

Terry Earley, Chief Financial Officer
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: terry.earley@yadkinbank.com

FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Announces Results of Special Meeting

RALEIGH, N.C. - December 9, 2016 - Yadkin Financial Corporation or (NYSE:YDKN, or “Yadkin”) today announced that Yadkin shareholders approved the adoption of the Agreement and Plan of Merger, dated as of July 20, 2016, between F.N.B. Corporation (“FNB”) and Yadkin (the “Merger Agreement”), the merger of Yadkin with and into FNB (the “Merger”) and, on an advisory, non-binding basis, certain Merger-related compensation arrangements at a special meeting of Yadkin shareholders held today, December 9, 2016, in Raleigh, North Carolina.

Under the Merger Agreement, Yadkin will merge with and into FNB. Yadkin and FNB expect to complete the Merger in the first quarter of 2017.

Yadkin Financial Corporation is the bank holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 98 branches across North Carolina and upstate South Carolina. Serving over 130,000 customers, the Company has assets of $7.4 billion. The Bank’s primary business is providing banking, mortgage, investment, and insurance services to consumers and businesses across the Carolinas. The Bank provides SBA lending services through its Government Guaranteed Lending division, headquartered in Charlotte, NC, and mortgage lending services through Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. Yadkin Financial Corporation's common stock is traded on the NYSE under the symbol YDKN.

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Forward-looking Statements
The information presented herein contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving Yadkin's and FNB’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential," by future conditional verbs such as "will," "would," "should," "could" or "may", or by variations of such words or by similar expressions. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Yadkin and FNB, including future financial and operating results, expected cost savings, expected impact on future earnings, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and you are cautioned not to place undue reliance on any forward-looking statement. We assume no duty to update forward-looking statements.

In addition to factors previously disclosed in Yadkin’s and FNB’s reports filed with the Securities and Exchange Commission, the following factors among others, could cause actual results to differ materially from forward-looking statements: ability to obtain regulatory approvals and meet other closing conditions to the Merger on the expected terms and schedule; delay in closing the Merger; difficulties and delays in integrating the Yadkin and FNB businesses or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; the reaction to the transaction of the companies' customers, employees and counterparties; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.